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                          SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Information Statement       [ ] Confidential, for Use of
[ ]  Definitive Information Statement            the Commission Only (as
                                                 permitted by Rule 14c-5(d)(2))


                 CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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


                 CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES
                           COLORADO CENTER, TOWER TWO
                   2000 SOUTH COLORADO BOULEVARD, SUITE 2-1000
                             DENVER, COLORADO 80222

                              INFORMATION STATEMENT

                                   ----------

                          WE ARE NOT ASKING FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                   ----------

     This Information Statement is being furnished to limited partners of record as of the close of business on January __, 2001 (the "Limited Partners") of Consolidated Capital Institutional Properties, a California limited partnership (the "Partnership"), in connection with the approval of amendments (the "Amendments") to the Partnership's Agreement of Limited Partnership in order to authorize the Partnership to, either directly or indirectly through a single-purpose wholly-owned entity, own, sell, lease, finance, refinance, develop, improve, manage, exchange and operate any real property and the improvements thereon acquired as a result of any transaction under a Master Loan with Consolidated Capital Equity Partners, L.P. ("CCEP") or any like-kind exchange involving such property that is intended to qualify as an exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code").

     Currently, the Partnership's Agreement of Limited Partnership provides that the Partnership can engage in the business of holding the Master Loan made to CCEP, which is secured by mortgages, deeds of trust and related documents encumbering the real property owned by CCEP. Through foreclosures or similar proceedings under the Master Loan, the Partnership has owned The Loft Apartments since 1990 and the Sterling Apartment Homes and Commerce Center since 1995. The Partnership Agreement, does not contain any provisions relating to the ownership of real property. The Amendments will add provisions for the Partnership specifically authorizing the General Partner to finance, refinance, sell or lease the real property owned by the Partnership.

     The General Partner believes the Amendments provide significant advantages to the Partnership. The Amendments will enable the Partnership to refinance debt owed by the Partnership and secured by a mortgage on The Loft Apartments with a new twenty-year loan (the "Refinancing"). The current loan to a third party matures in December 2005. The Refinancing is expected to result in a cash distribution to holders of units of limited partnership interest in the Partnership (the "Units"). The Amendments will also make it possible for the Partnership to fully realize the benefits of its exercise of any of its remedies under the Master Loan by expressly allowing the Partnership to own, finance, refinance, lease, operate and sell any real property acquired through exercise of such remedies.

     There may also be certain disadvantages to you with regard to the Amendments. The Amendments will enable the General Partner to implement the Refinancing, which will result in a mortgage on The Loft Apartments with a maturity date beyond the current termination date of its Partnership loan and which may delay recovery to you of your original investment in the Partnership. Upon termination of the Partnership, the Partnership may transfer The Loft Apartments to a single-purpose wholly-owned entity and distribute the interests in such entity to the Partners of the Partnership. The General Partner of the Partnership has substantial conflicts of interest with regard to the Amendments, all as more fully described in the Information Statement.

     The written consent of holders owning more than 50% of the outstanding Limited Partnership Units is required to approve the Amendments. Affiliates of ConCap Equities, Inc., the general partner of the Partnership, hold approximately 62.64% of the Limited Partnership Units and have consented to the Amendments by written consent. Accordingly, such Amendments have been approved. However, under the Securities and Exchange Commission rules, the Amendments cannot become effective until the 21st day after this Information Statement is first mailed to the Limited Partners.

                                       Very truly yours,

                                       ConCap Equities, Inc.


                                       By: ConCap Equities, Inc.
                                           General Partner

                  CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES
                           COLORADO CENTER - TOWER TWO
                   2000 SOUTH COLORADO BOULEVARD, SUITE 2-1000
                             DENVER, COLORADO 80222

                              INFORMATION STATEMENT


     This Information Statement is being furnished to limited partners (the "Limited Partners") of record as of the close of business on January __, 2001 (the "Limited Partners"), of Consolidated Capital Institutional Properties, a California limited partnership (the "Partnership"), in connection with the adoption of certain amendments (the "Amendments") to the Partnership's Agreement of Limited Partnership. The Amendments would authorize the Partnership to, either directly or indirectly through a single-purpose wholly-owned subsidiary, own, sell, lease, finance, refinance, develop, improve, manage, exchange and operate any real property and the improvements thereon acquired as result of transactions under the Master Loan with Consolidated Capital Equity Partners, L.P. ("CCEP") or any like-kind exchange involving such property that is intended to qualify as an exchange under Section 1031 of the Code.

     Currently, the Partnership's Agreement of Limited Partnership provides that the Partnership can engage in the business of holding the Master Loan made to CCEP. The Master Loan is secured by mortgages, deeds of trust and related documents encumbering the real property owned by CCEP. However, the Partnership through foreclosures or similar proceedings acquired The Loft Apartments in November 1990 and The Sterling Apartment Homes and Commerce Center in November 1995. The Partnership Agreement does not contain provisions dealing with the ownership of real property, The Amendments would add provisions to the Partnership Agreement specifically authorizing the General Partner to finance, refinance, sell or lease the real property owned by the Partnership.

     This Information Statement is being mailed to the Limited Partners, commencing on or about December __, 2000, in connection with the previous approval by the General Partner of the Amendments and the subsequent adoption of the Amendments by the holders of a majority of the outstanding limited partnership units (the "Units") of the Partnership by written consent in lieu of a meeting. Affiliates of ConCap Equities, Inc., the general partner of the Partnership, hold approximately 62.64% of the Units and have consented to the Amendments by written consent and such Amendments have been approved. Accordingly, all necessary partnership approvals in connection with the Amendments herein have been obtained and this Information Statement is furnished solely for the purpose of informing holders of Units, in the manner required under the Securities and Exchange Act of 1934, of this partnership action before it takes effect. However, under the Securities and Exchange Commission rules, the Amendments cannot become effective until the 21st day after this Information Statement is first mailed to the Limited Partners.

     Only holders of Units of record at the close of business January __, 2001 are entitled to receive notice of the action taken by holders of a majority of the outstanding Units. No response is being requested from you and you are requested not to respond to the Information Statement.

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS INFORMATION STATEMENT FOR A DESCRIPTION OF THE RISK FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE AMENDMENTS, INCLUDING THE FOLLOWING:

     o The Amendments will expand the General Partner's powers and authority. The Partnership's Agreement of Limited Partnership currently limits the Partnership's activities to holding a Master Loan made to CCEP. As a result of foreclosures or similar proceedings under the Master Loan, the Partnership holds two properties. However, the Partnership Agreement does not contain provisions relating to the ownership of real property. The Amendments add provisions in the Partnership Agreement specifically allowing for the General Partner to finance, refinance, sell, lease, develop, improve, manage and operate any real property acquired by the Partnership through the exercise of any of its remedies under the Master Loan and to engage in like-kind exchanges of properties intended to qualify under Section 1031 of the Internal Revenue Code.

     o As a result of the proposed twenty-year refinancing of The Loft Apartments, the increase in interest rates and the principal amount of the Refinancing will result in increased monthly principal payments on the underlying loan and will reduce future distributions of available cash to Unitholders.

     o The Master Loan matured in November 2000. CCEP has obtained new ten-year mortgages on nine of its ten properties. In connection with these new mortgages, the Partnership has agreed to seek to extend the Partnership's term until 2020 within approximately the next 36 months. If the term of the Partnership is not extended, the Partnership has agreed to sell the Master Loan. Failure to extend the Partnership's term or sell the Master Loan if the term of the Partnership is not extended will constitute defaults under the new mortgages. Any such sale may be to an affiliate of the General Partner. The Partnership's Agreement of Limited Partnership requires the unanimous consent of all of the Limited Partners to extend the Partnership's term and would likely require the consent of Limited Partners holding a majority of the Units to sell the Master Loan. Therefore, a sale of the Master Loan is likely.

     o There are no current plans by the Partnership to sell its properties. Refinancing the mortgage debt of The Loft Apartments, as would be allowed by the Amendments, may result in the transfer of The Loft Apartments to a single-purpose wholly-owned subsidiary and the distribution of the interest in such entity to the Partners of the Partnership in connection with the termination of the Partnership.

     o The General Partner and its affiliates have substantial conflicts of interest with respect to the Amendments. Continuation of the Partnership will result in the General Partner and its affiliates continuing to receive management fees from the Partnership and CCEP. Certain of such fees would not be payable if the Partnership was liquidated. The combined fees (including reimbursement of expenses) paid to the General Partner and its affiliates in 1999 were $784,000 by the Partnership and $1,520,000 by CCEP. The general partner of CCEP is an affiliate of the General Partner. There are no current plans by the Partnership or CCEP to change the existing management fee and expense reimbursement arrangements. With the Amendments, management fees and expense reimbursements are expected to continue on the current basis until the Partnership is terminated.

RISK FACTORS

     The following sets forth the risks and disadvantages to you of the adoption of the Amendments. You should carefully review these risks:

     EXPANSION OF GENERAL PARTNER'S AUTHORITY. The Amendments will expand the General Partner's powers and authority. The Partnership's Agreement of Limited Partnership currently limits the Partnership's activities to owning the Master Loan made to CCEP and does not contain any provisions relating to the ownership of real property. As a result of foreclosures under the Master Loan, the Partnership holds two properties. The Amendments will add provisions to the Partnership Agreement specifically authorizing the General Partner to finance, refinance, sell or lease real property owned by the Partnership. The Amendments will also allow the Partnership to engage in like-kind exchanges of real property intended to qualify as an exchange under Section 1031 of the Internal Revenue Code.

     INCREASED PRINCIPAL PAYMENTS ON LOAN MAY REDUCE FUTURE DISTRIBUTIONS. As a result of the proposed twenty-year refinancing of The Loft Apartments, the interest rate and the principal financed will increase. The Refinancing will increase monthly payments as compared to the existing loan and reduce future distributions of available cash to Unitholders.

     CONFLICTS OF INTERESTS REGARDING THE MASTER LOAN. The Master Loan matured in November 2000, but CCEP did not and will not have the liquid assets to repay the Master Loan. Further, in connection with the recent refinancing of first mortgages on six of CCEP's ten properties and the new first mortgages on three of CCEP's properties, the Partnership agreed to extend its term to December 31, 2020 within approximately the next 36 months. If the Partnership's term is not so extended, which extension would require the consent of all Limited Partners, the Partnership has agreed to sell the Master Loan. Failure to extend the Partnership term, or sell the Master Loan if the term is not so extended, will constitute a default under CCEP's new mortgages. Any such sale of the Master Loan to an affiliate of AIMCO may be at a lower price than what an unaffiliated party may be willing to pay.

     With regard to the Master Loan, the interests of CCEP may conflict with the interests of the Partnership. The General Partner believes that the sale of all of the properties securing the Master Loan would not provide enough net proceeds to repay the Master Loan in full. Therefore, the General Partner will have to foreclose on the properties secured by the Master Loan or extend the due date. However, to avoid immediate foreclosure, the general partner of CCEP could seek protection under the federal bankruptcy laws. The General Partner and the general partner of CCEP are both indirect wholly-owned subsidiaries of AIMCO. While the General Partner has fiduciary duties to the Limited Partners and to its shareholder, the general partner of CCEP also has fiduciary duties to the limited partners of CCEP and its shareholder. However, the agreement of limited partnership of CCEP provides that the fiduciary duties owed to its limited partners are subordinate to those owed to CCEP's creditors.

     CONTINUATION OF THE PARTNERSHIP; NO TIME FRAME REGARDING SALE OF PROPERTIES. The General Partner is proposing to continue to operate the Partnership and has no intention to liquidate it at the present time. Thus, the Amendments and the Refinancing will reduce the likelihood that a Limited Partner would receive the return of his or her investment in the Partnership through a sale of any property or the property owned by CCEP. The prospectus, pursuant to which the Partnership sold its Units in 1981, indicated that it was expected that most properties held by CCEP would be sold within 10 years of their acquisition, depending upon the performance of the property and the then current real estate market and economic climate. It is not known when any property owned by the Partnership or CCEP may be sold. There may be no way to liquidate your investment in the Partnership in the future until all properties owned by the Partnership and securing the Master Loan are sold. The General Partner of the Partnership and the general partner of CCEP continually consider whether a property should be sold or otherwise disposed of after considering the relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for the Partnership or CCEP. At the current time the General Partner and the general partner of CCEP believe that a sale of any property would not be advantageous given market conditions, the condition of each property, tax considerations and possible future appreciation in the value of the property. In particular, the General Partner and the general partner of CCEP considered the change in the local rental market, the potential for

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appreciation in the value of each property and the tax consequences to you and your partners of a sale of a property. Further, the general partner of CCEP has refinanced the mortgages on six of its ten properties and has incurred new mortgages on three of its ten properties, all for terms not to exceed ten years. The General Partner and the general partner of CCEP cannot predict when any property will be sold or otherwise disposed of. You may not be able to exit from the Partnership until a termination of the Partnership in December 31, 2011, or if the termination date is extended, until such extended date.

     LIKE-KIND EXCHANGES. If one of the Partnership's properties was to be disposed of, the Amendments would allow the General Partner to engage in a like-kind exchange of such real property for replacement property in transactions in which the General Partner intends to meet the requirements of
Section 1031 of the Internal Revenue Code. While the General Partner currently has no plans to engage in a like-kind exchange, any such transaction could be subject to substantial risks, such as:

     o    the possibility that the like-kind exchange may not comply with
          Section 1031, resulting in the Limited Partners' inability to defer taxable gain on such exchange;

     o the absence of any requirement to seek Limited Partners' approval to engage in specific like-kind exchanges;

     o the possibility that transfer, sales and/or other taxes may be imposed on any like-kind exchange;

     o the possibility that a like-kind replacement property may generate income without the ability of depreciation and other deductions to offset such income;

     o the possibility that operations from any replacement property may not generate any distributions; and

     o the usual risk of owning and holding real property, such as competition, the need to repair or upgrade the property, and the desirability of the property to potential tenants.

     SUBSTANTIAL CONFLICTS OF INTEREST OF GENERAL PARTNER; CONTINUATION OF PAYMENT OF MANAGEMENT FEES. The General Partner and its affiliates have substantial conflicts of interest with respect to the Amendments. Continuation of the Partnership through its original termination date of 2011 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership and CCEP. Certain of such fees would not be payable if the Partnership was liquidated earlier. The combined partnership and property management fees (including reimbursement for expenses) paid to the General Partner and its affiliates in 1999 were $784,000 from the Partnership and $1,520,000 from CCEP. There are no current plans by the Partnership to change the existing management fee and expense reimbursement arrangements. With the Amendments, management fees and expense reimbursements are expected to continue until the Partnership is terminated.

     GENERAL PARTNER'S PARENT COMPETES WITH THE PARTNERSHIP AND CCEP. The General Partner and the general partner of CCEP are indirect wholly-owned subsidiaries of AIMCO, which competes for tenants in the same markets as the Partnership and CCEP. AIMCO may in the future acquire properties in general market areas where the Partnership's and CCEP's properties are located.

     AFFILIATES OF GENERAL PARTNER OWNING UNITS REPRESENT CONTROLLING BLOCK OF VOTES AND HAVE CONSENTED TO AMENDMENTS. No consents of Limited Partners not affiliated with AIMCO are needed to approve the Amendments. Affiliates of the General Partner currently own approximately 62.64% of the outstanding Units. Such affiliates have approved the Amendments. Thus, the Amendments have been approved by the vote of holders of more than a majority of the Limited Partners and have been approved.

     NO ESTABLISHED MARKET. There is no established market for the Units. There may be no way for you to liquidate your Units until CCEP sells its properties and liquidates and until the Partnership sells its properties and liquidates.

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


RECORD DATE; CONSENTS REQUIRED

     The Partnership has fixed January __, 2001 as the Record Date for determining Limited Partners entitled to receive this Information Statement and for determining the number of votes necessary to consent to and approve the Amendments. Approval of the Amendments requires the affirmative consent of Limited Partners who own more than 50% of the Partnership's outstanding Units. As of the Record Date, there were 199,052 Units issued and outstanding. Accordingly, approval of the Amendments required the affirmative consent of Limited Partners who own at least 99,527 Units. Affiliates of AIMCO owning 122,819.2 Units have consented to the Amendments. Therefore, the Amendments have been approved by the Limited Partners and the Amendments, pursuant to Securities and Exchange Commission rules, will become effective on the 21st date after this Information Statement is first mailed to Limited Partners.

     NO CONSENTS OR PROXIES TO APPROVE THE AMENDMENTS ARE BEING SOLICITED FROM LIMITED PARTNERS AND LIMITED PARTNERS ARE REQUESTED NOT TO SEND ANY SUCH CONSENTS OR PROXIES.

NO APPRAISAL RIGHTS

     Limited Partners are not entitled to dissenters' appraisal rights under California law or the Partnership's Agreement of Limited Partnership in connection with the Amendments.

GENERAL PARTNER'S POSITION WITH REGARD TO THE AMENDMENTS

     The General Partner believes that the Amendments are fair and in the best interests of the Partnership and the Limited Partners who are not affiliated with the General Partner. In making its determination, the General Partner considered the fact that the current Partnership Agreement does not contain any provisions relating to the ownership of real property. The Amendments will add provisions to the Partnership Agreement authorizing the General Partner to sell, finance, refinance, develop, improve, manage, exchange or operate any property acquired through the exercise of the Partnership's remedies under the Master Loan. The Amendments do not affect the requirement of Limited Partners' approval for the sale of all or substantially all of the Partnership's assets within a twelve-month period.

     The General Partner has not retained an unaffiliated representative to act on behalf of the Limited Partners in connection with the Amendments and the proposals contained herein.

THE AMENDMENTS

     The Amendments would specifically authorize the Partnership to, either directly or indirectly through a single-purpose wholly-owned subsidiary, own, sell, lease, finance, refinance, develop, improve, manage, and operate any real property acquired pursuant to the Master Loan as well as engage in any other activities and conduct such other business incidental to the foregoing, as the General Partner may reasonably deem necessary or advisable. The Amendments would also allow the Partnership to engage in like-kind exchanges which the General Partner intended to qualify as an exchange under Section 1031 of the Code, although the General Partner has no present plans or intentions to engage in such exchanges. Therefore, the General Partner could exchange, on behalf of the Partnership, real property for other real property or could sell real property and buy other real property in transactions intended to qualify as like-kind exchanges under Section 1031 of the Code.

     The Amendments would also change the definition of "Surplus Funds" so that such definition would include proceeds from the sale, leasing, financing or refinancing of the Partnership's properties and thus allow the General Partner to distribute amounts from such activities.

     The text of the Amendments are set forth on Annex I hereto.

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


THE REFINANCING

     The Amendments will enable the Partnership to refinance the mortgage debt secured by The Loft Apartments with a new twenty-year loan. The Refinancing is expected to result in higher interest costs for the Partnership and an expected cash distribution to Unitholders.

     The following table sets forth the principal balance at June 30, 2000 of the mortgage loans encumbering the Partnership's properties, the interest rates on such loans, the required monthly payments due on such loans and the maturity dates of such loans and the principal amounts due on such loans at maturity.

                                    Principal                                                               Principal
                                    Balance at                           Monthly             Maturity       Balance at
      Property                       6/30/00           Interest Rate     Payments              Date          Maturity
      --------                     -----------         -------------    -----------          --------       -----------

The Loft Apartments                $ 4,307,257              6.95%       $    30,000          12/01/05       $ 3,903,000

Sterling Apartment Homes and
Commerce Center                    $22,620,387              6.77%       $   149,000          10/01/08       $19,975,000

     Further, your General Partner has budgeted approximately $3,843,794 for capital improvements at the Partnership's properties during 2000. As of September 30, 2000, the Partnership has completed $1,468,000 of capital improvements at such properties. As a result, the General Partner has determined to maintain a current reserve in an amount sufficient to satisfy anticipated capital expenditures and debt service for the near future.

     The existing debt of The Loft Apartments would be repaid with the proceeds of a new loan expected to be in an original principal amount of approximately $6,747,000. The new loan is expected to have a fixed interest rate equal to 200 to 205 basis points above the rate applicable to a 10-year Treasury Note at the time the interest rate is fixed. From January 2000 to November 2000, the interest rate applicable to 10-year Treasury Notes has ranged between 6.58% and 5.96%, and on December 8, 2000 was 5.34%. The exact interest rate will be determined in the future. The new loan is expected to be non-recourse (with customary exceptions for fraud, misappropriation of funds and environmental liability), and a twenty-year amortization schedule, and will mature in twenty years with a substantial balloon payment. The General Partner expects that the new loan can be prepaid in full until 180 days prior to the maturity date, upon payment of a prepayment penalty. For the first 15 years of the loan, it is expected the prepayment penalty would be calculated based on a formula that calculates yield maintenance or, if greater, 1% of the principal amount outstanding. Thereafter, it is expected the prepayment penalty would be equal to 1% of the principal amount outstanding. The proposed lender is GMAC Commercial Mortgage Corporation, who will sell the loan to Federal Home Loan Mortgage Corporation, which is not affiliated with the Partnership or the General Partner and its affiliates but which has made other mortgage loans on other properties held by AIMCO and its affiliates, including CCEP. The proposed lender has obtained an appraisal of The Loft Apartments of $10,400,000 on an unencumbered basis.

     The proceeds from the new loan would be used to repay the existing mortgage debt of The Loft Apartments and related mortgage payoff costs (expected to be approximately $4,408,673), to pay other transaction fees and expenses associated with the Refinancing (expected to be approximately $2,169,652) and to pay deferred maintenance in an amount to be determined. The remainder of the proceeds (estimated to be approximately $1,375,000) would be distributed to the holders of Units pro rata, including Units held by the General Partner's affiliates. Based on estimated proceeds available for distribution and current percentage interests in the Partnership, the General Partner and its affiliates will receive $1,372,806 as part of the anticipated distribution from refinancing proceeds.

     Future cash distributions by the Partnership will continue to depend on the levels of net cash generated from operations (including payments made on the Master Loan), if any, cash reserves required as determined by the General Partner, needed capital improvements and the timing of debt maturities, refinancings and/or property sales. There can

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


be no assurance that the Partnership will generate sufficient funds from operations after required capital improvements are made to its properties (budgeted to be $3,843,794 for 2000) to permit further distributions to the Limited Partners in subsequent periods.

ALTERNATIVES CONSIDERED

     In determining to Refinance the existing mortgage debt secured by The Loft Apartments, the General Partner considered the following alternatives to the proposed Refinancing.

     One alternative would be to refinance the mortgage debt with a new loan with a term which matures prior to the termination date of the Partnership. Based on current market conditions and discussions with potential lenders, the General Partner believes that interest costs associated with such a shorter term borrowings would be less favorable than the costs associated with traditional twenty year term mortgage loan. For instance, the interest rate for a 10-year loan would currently be approximately 5.34% as of December 8, 2000.

     A second alternative would be to continue the Partnership without any refinancing. Although there can be no assurance, given current generally improving rental market conditions, the General Partner believes that the Partnership's operating performance will improve over the next twelve months. The General Partner's belief is based on, among other things, planned capital improvements to its properties, which the General Partner expects should improve occupancy and rental rates. The mortgage loan for The Loft Apartments is due in December 2005 and requires a balloon payment totaling $3,903,000. The Sterling Apartment Homes and Commerce Center's mortgage debt matures in October 2008, with a balloon payment of $19,975,000. If the Partnership is not able to repay a mortgage loan when due, it would lose the property securing such loan through foreclosure, be forced to sell the property at a distressed price or seek expensive short-term balloon payment financing.

     A third alternative would be to use the cash from the distributions contemplated under "Possible Distributions" below to repay the existing mortgage. However, if such funds were used to repay the mortgage, the amounts distributable to the Partners would be substantially reduced. In addition, for federal income tax purposes, to the extent a Partner's share of Partnership liabilities is reduced, such reduction would be treated as a distribution of cash by the Partnership to the Partner with a corresponding reduction in the Partner's tax basis in its Partnership interest. A Partner would recognize taxable income if the deemed cash distribution exceeds the Partner's tax basis in its partnership interest. However, the General Partner has decided to distribute such funds to the Partners at this time so the Partners can use such funds as they desire.

     The General Partner also considered a sale of The Loft Apartments, but believes that a sale of such property at the current time would not be advantageous given market conditions in Raleigh, North Carolina, the condition of the property, the tax consequences to Limited Partners and possible future appreciation in the value of the property. In particular, the General Partner believes that a sale at this time would not adequately reflect the property's future prospects. Improved performance of the property may make a sale of the property in the future more viable and increase net proceeds to be distributed to the Limited Partners. Continuation of the Partnership will allow investors to participate in any improved performance and, possibly, increased net proceeds in any future sale. In addition, the General Partner recognized that a sale of the property would result in the recognition of taxable income to the Limited Partners, and that net cash proceeds available for distributions to Limited Partners following a sale may be insufficient to pay tax liabilities resulting from a current sale of the property. See "Investment Objectives and Policies; Sale or Financing of Investments" below. The General Partner recognized that the proposed Refinancing includes a prepayment penalty, but does not believe such penalty would prohibit or unduly restrict the Partnership's ability to sell the property in the future and repay the debt prior to the expiration of the extended term of the Partnership. The General Partner is not aware of any offers within the last 18 months to purchase the properties.

     No reports, opinions or appraisals relating to the properties have been prepared in the last 18 months for the Partnership by the General Partner. However, the General Partner has been informed that the lender of the proposed new loan for The Loft Apartments obtained an independent appraisal of such property at $_________ on an unencumbered basis.

     In determining its offer price in a tender offer begun in August 2000, an affiliate of the General Partner estimated the liquidation value of the Units to be $421 per Unit. At that time, Robert A. Stanger & Co., Inc. determined the net asset value, going concern value and liquidation value of the Partnership to be $487, $470 and $448 per Unit, respectively.

THE MASTER LOAN

     The Partnership was formed for the benefit of its Limited Partners to lend funds to a predecessor of CCEP. The Partnership loaned funds to CCEP's predecessor pursuant to a nonrecourse note with a participation interest (the "Master Loan"). At September 30, 2000, the recorded investment in the Master Loan was considered to be impaired under Statement of Financial Accounting Standard No. 114 ("SFAS 114"), Accounting by Creditors for Impairment of a Loan. The Partnership measures the impairment of the Master Loan based upon the fair value of the collateral due to the fact that repayment of the Master Loan is expected to be provided solely by the collateral. For the nine months ended September 30, 2000, the Partnership recorded approximately $2,000,000 of interest income based upon "Excess Cash Flow" generated (as defined in the terms of the Master Loan).

     The fair value of the collateral properties was determined using the net operating income of the collateral properties capitalized at a rate deemed reasonable for the type of property, adjusted for market conditions, the physical condition of the property and other factors, or by obtaining an appraisal by an independent third party. This methodology has not changed from that used in prior calculations performed by the General Partner in determining the fair value of the collateral properties. There was no change in the provision for impairment loss for the nine months ended September 30, 2000. The General Partner evaluates the net realizable value on a semi-annual basis.

     Interest, calculated on the accrual basis, due to the Partnership pursuant to the terms of the Master Loan, but not recognized in the Partnership's consolidated statements of operations due to the impairment of the Master Loan, totaled approximately $29,681,000 for the nine months ended September 30, 2000. Interest income is recognized on the cash basis as allowed under SFAS 114. At September 30, 2000, and December 31, 1999, such cumulative unrecognized interest totaling approximately $296,975,000 and $266,975,000, respectively, was not included in the balance of the investment in the Master Loan on the Partnership's balance sheet. In addition, nine of CCEP's ten properties are collateralized by first mortgages totaling approximately $56,200,000 after the new mortgages. The Master Loan is subordinated to these mortgages and this has been taken into consideration in determining the fair value of the Master Loan.

     During the nine months ended September 30, 2000, the Partnership received approximately $4,708,000 in principal payments on the Master Loan. This amount represents cash received on certain investments held by CCEP, which are required to be transferred to the Partnership per the Master Loan Agreement.

     On July 21, 2000, CCEP sold Shirewood Townhomes, one of the properties which secured the Master Loan, to an unaffiliated third party, for net sales proceeds of approximately $4,526,000 after payment of closing costs. CCEP realized a gain on sale of approximately $4,526,000 which has been paid to the Partnership under the Master Loan. The General Partner is currently evaluating the Partnership's cash needs to determine what portion, if any, of the funds can be distributed to the Partners in the near future.

     On September 29, 2000, CCEP refinanced the mortgages encumbering Palm Lake for $3,000,000, Tates Creek for $4,225,000 and The Dunes for $4,120,000, and obtained new financing on Regency Oaks for $7,650,000 and Society Park for $5,330,000, five of its investment properties located in Florida and Kentucky. CCEP received net proceeds from these transactions of approximately $17,000,000. On October 3, 2000, CCEP refinanced the mortgages encumbering Indian Creek for $8,750,000 and Plantation Gardens for $9,700,000 and obtained new financing on Silverado for $3,250,000, three of its investment properties located in Kansas, Florida, and Texas, respectively. CCEP received net proceeds from these transactions of approximately $9,600,000. On October 11, 2000, CCEP refinanced the mortgage encumbering The Knolls for $9,900,000, one of its investment properties located in Colorado. CCEP received net proceeds of from this transaction of approximately $3,600,000. Approximately $28,770,000 of the net proceeds from these transactions were paid to the Partnership as payment on the Master Loan, which amount was then distributed to the Partners in October, 2000.

     In connection with the recent mortgages incurred by CCEP, the Partnership also agreed to extend its term within approximately the next 36 months to at least December 31, 2020. If the Partnership's term is not so extended, which extension would require the consent of all Limited Partners, the Partnership has agreed to sell the Master Loan. Failure to so extend the Partnership's term, or sell the Mortgage Loan if the Partnership's term is not so extended ,will constitute default under CCEP's new mortgages. Any such sale of the Master Loan may be made to an affiliate of AIMCO and may be at a price lower that an unaffiliated third party may pay. The sale of the Mortgage Loan may require the approval of the Limited Partners holding a majority of the Units. CCEP has also agreed to extend its term to 2020 or it will be in default under its mortgages.

     Under CCEP's new mortgages, the Partnership can foreclose on the properties securing the Master Loan as provided herein and have title to such properties placed in the Partnership's name.

     The Master Loan matured on November 15, 2000, and currently amounts to approximately $359,812,000. as of September 30, 2000. However, CCEP does not have the liquid assets to pay the Master Loan. Further, the General Partner estimates that the net proceeds from a sale of the CCEP properties securing the Master Loan would be substantially less than the amount due under the Master Loan.

     The General Partner is considering whether or not to extend the Master Loan or to foreclose under the Master Loan on CCEP's properties.

TERM OF PARTNERSHIP

     The prospectus pursuant to which the Partnership sold its Units in 1981 indicated that it was expected that most properties held by CCEP would be sold within 10 years of acquisition, depending upon the performance of the property and the then current real estate market and economic climate. It is not known when any property owned by the Partnership or CCEP may be sold and until such time the Partnership may continue in operation. Under the Partnership's Agreement of Limited Partnership, the term of the Partnership will continue until December 31, 2011, unless sooner terminated as provided in such Agreement or by law. The Partnership has agreed with the lender of CCEP's nine new mortgages that within the next 36 months it will either extend its partnership term to 2020 or will sell the Master Loan. However, it requires the unanimous consent of all of the Partnership's Limited Partners to extend the term. CCEP terminates on July 24, 2011 unless sooner terminated under CCEP's agreement of limited partnership or by law. However, CCEP has agreed to extend within the next 18 months its partnership term through 2020.

     The Agreement of Limited Partnership provides that the Partnership may be terminated and dissolved upon the vote of Limited Partners who own more than 50% of the outstanding Units. The Agreement further provides that, upon any such termination, the General Partner shall liquidate the Partnership's assets as promptly as possible, but in an orderly and businesslike manner so as not to involve any undue sacrifice, and distribute the net proceeds therefrom to the Partners as more fully provided in the Partnership Agreement.

INVESTMENT OBJECTIVES AND POLICIES; SALE OR FINANCING OF INVESTMENTS

     In general, the General Partner regularly evaluates a sale of the Partnership's properties by considering various factors, such as the Partnership's financial position and real estate market conditions. The General Partner monitors the properties' specific locale and sub-market conditions (including stability of the surrounding neighborhood, evaluating current trends, competition, new construction and economic changes. The General Partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property (including any prepayment penalties), tax implications, availability of attractive mortgage financing, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the General Partner to sell, refinance, upgrade with capital improvements or retain a particular property. If rental market conditions improve, the level of distributions might increase over time. It is possible that the resale market for properties could improve over time, making a sale of the properties at some point in the future a more viable option than it is currently. After taking into account the foregoing considerations, the General Partner is not currently seeking a sale of The Loft Apartments or the Sterling Apartment Homes and Commerce Center primarily because it expects the properties' operating performance to improve in the near term. The Partnership expects to spend approximately $3,843,794 for capital improvements at the properties in 2000 to repair and update the properties. Although there can be no assurance as to future performance, the General Partner expects these expenditures to improve the desirability of the properties to tenants. The General Partner does not believe that a sale of the properties at the present time would adequately reflect the properties' future prospects. Another significant factor considered by the General Partner is the likely tax consequences of a sale of the properties for cash. Such a transaction would likely result in tax liabilities for many Limited Partners. The General Partner has not received any recent indication of interest or offers to purchase the properties. For similar reasons, the general partner of CCEP, which is an affiliate of the General Partner, is not proposing to sell any of CCEP's properties which secure the Master Loan. In fact, such general partner has recently caused new ten year-mortgages with new loans similar to the Refinancing to be placed on nine of CCEP's the ten properties.

CONFLICTS OF INTEREST

     The General Partner has substantial conflicts of interest with respect to the Amendments. An affiliate of the General Partner manages your Partnership's properties and receives management fees and reimbursement of its expenses. In addition, the General Partner receives fees and reimbursement of its expenses for managing the Partnership. Further, the general partner of CCEP, which is an affiliate of the General Partner, receives management fees for managing CCEP and another affiliate of the Partnership and CCEP receives fees for managing CCEP's residential properties. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership are different than those of the Limited Partners who may desire to have the Partnership dissolved and liquidated more quickly. The following table sets forth, for each of the years indicated, compensation paid by the Partnership and CCEP to the General Partner and its affiliates. The same compensation and distributions would have been paid for such periods if the Amendments had been in place during the periods indicated, and there are no current plans to change the Partnership's existing compensation arrangements or distribution policy.


                                       The Partnership                                  CCEP
                                 ---------------------------       ----------------------------------------------

                                 Partnership       Property        Partnership        Property         Investment
                                  Fees and        Management        Fees and         Management         Advisory
Year                              Expenses           Fees           Expenses            Fees              Fees
                                 ----------       ----------       ----------        ----------       -----------

1997 .....................       $   87,000       $  424,000       $  565,000        $1,032,000       $  182,000
1998 .....................          543,000          485,000          346,000         1,042,000          174,000
1999 .....................          252,000          532.000          373,000           968,000          179,000
2000(through September 30)          398,000          429,000          369,000*          744,000          134,000

----------

*    In addition $73,000 was accrued but not paid.

     For the Partnership, "Partnership Fees and Expenses" also include amounts paid for (i) reimbursement of accountable administrative expenses, (ii) construction oversight costs, (iii) lease commissions and (iv) loan financing commissions provided for in the Partnership Agreement.

     Affiliates of the General Partner are entitled to receive 5% of gross receipts from all of the Partnership properties for providing property management services. Affiliates of CCEP's are entitled to receive 5% of gross receipts from all of the residential properties for providing property management services. Previously, affiliates of the General Partner were entitled to receive varying percentages of gross receipts from all the Partnership's commercial properties for providing property management services. Effective October 1, 1998, these services for the commercial properties were provided by an unrelated party.

     CCEP is also subject to an Investment Advisory Agreement between it and an affiliate of the General Partner. This agreement provides for an annual fee, payable in monthly installments, to an affiliate of the General Partner for advising and consulting services for CCEP's properties. In addition, an affiliate of the general partner of CCEP receives (i) reimbursements for accountable administrative expenses, (ii) construction oversight costs, (iii) lease commissions and (iv) sales commissions. The above amounts do not reflect payments under the Master Loan. See "The Master Loan" above.

     CCEP also paid its general partner, pursuant to the terms of the CCEP Agreement of Limited Partnership a 1% fee, $562,000, in connection with the refinancings of nine of its properties' mortgages.

     The General Partner of the Partnership and the general partner of CCEP are both indirect wholly-owned subsidiaries of AIMCO. Because AIMCO, the Partnership and CCEP each invest in apartment properties, these properties may compete with one another for tenants. Furthermore, Limited Partners should bear in mind that AIMCO may in the future acquire properties in general market areas where the Partnership's and CCEP's properties are located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, AIMCO will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

     The Partnership's Agreement of Limited Partnership provides that the General Partner is responsible for the management and operation of the Partnership, subject to certain limitations set forth in the Partnership Agreement. Such limitations include, but are not limited to (i) a prohibition on related party agreements which except agreements that are cancellable without penalty on not more than 60 days notice (except for the Master Loan); and (ii) restrictions on the General Partner's ability to act on behalf of the Partnership without the consent of the Limited Partners in connection with the sale of all or substantially all of the Partnership's assets within a twelve-month period. The General Partner is subject to the fiduciary duties it owes to the Partnership and the Limited Partners. Beyond these provisions, there are no contractual restrictions on the General Partner in dealing with the Partnership, either as a general partner or a limited partner. Further, there are no other contractual restrictions on the voting rights of the General Partner and its affiliates with respect to Units held by such parties. Since the General Partner and its affiliates already own a majority of the outstanding Units, they control the vote of the Limited Partners on any matter with respect to which the Limited Partners are entitled to vote and which requires a majority vote.

FIDUCIARY DUTIES; INDEMNIFICATION

     California law requires a general partner to adhere to fiduciary duty standards under which it owes its limited partners a duty of loyalty and a duty of care. This generally prohibits a general partner from competing with a partnership in the conduct of the partnership's business on behalf of a party having an interest adverse to the partnership and requires the general partner to exercise any right consistent with the obligation of good faith and fair dealing and free of gross negligence, reckless conduct, intentional misconduct or known violations of law. A partnership agreement (a) may not eliminate the duty of loyalty, but, if not manifestly unreasonable, it may either identify specific activities that do not violate the duty of loyalty or allow for all of the partners (or some percentage identified in the partnership agreement) to authorize or ratify, after full disclosure of all material facts, a specific act or transaction that otherwise would violate that duty and (b) may contain provisions releasing a partner from liability for actions taken in good faith and in the honest belief that the actions are in the best interest of the partnership, while indemnifying the partner against any good faith belief that he or she has the power to act. Further, a partner does not violate such duties because the partner's conduct furthers the partner's own interest.

     The Partnership's Agreement of Limited Partnership provides that, except in the case of negligence or misconduct, the General Partner and its affiliates or agents acting on its behalf shall not be liable, responsible or accountable in damages or otherwise to the Partnership (in any action, including a Partnership derivative suit) or to any of the Limited Partners for doing any act or failing to do any act, the effect of which may cause or result in loss or damage to the Partnership, if done in good faith to promote the best interests of the Partnership. The General Partner and its affiliates or agents shall be entitled to be indemnified by the Partnership from the assets of the Partnership, or as an expense of the Partnership, but not from the Limited Partners, against any liability or loss, as a result of any claim or legal proceeding (whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to the performance or non-performance of any act concerning the activities of the Partnership except in the case where the General Partner or its affiliates or agents are guilty of bad faith, negligence, misconduct or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interests of the Partnership. The indemnification shall include the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceedings.

     The Partnership's Agreement of Limited Partnership provides that, notwithstanding the foregoing, neither the General Partner nor any officer, director, employee, agent, subsidiary or assign of the General Partner, its affiliates, CCEP or of the Partnership shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving allegations that the Securities Act of 1933 was violated by the General Partner or by any such other person or entity unless: (a) the General Partner or other persons or entities seeking indemnification are successful in defending such action and (b) such indemnification is specifically approved by a court of law which shall have been advised as to the current position of both the Securities and Exchange Commission and the California Commissioner of Corporations regarding indemnification for violations of securities law; or (ii) any liability imposed by law, including liability for fraud, bad faith or negligence.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary of certain U.S. federal income tax consequences to Limited Partners of the Refinancing is based upon current provisions of the Code, Treasury Regulations, judicial opinions, published opinions of the U.S. Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect as of the date of this information statement and all of which are subject to change, possibly with retroactive effect. This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant in the particular circumstances of each Limited Partner or to Limited Partners subject to special treatment under the Code (including for example, financial institutions, broker-dealers, corporations, foreign persons, Limited Partners subject to alternative minimum tax, and tax-exempt organizations). In addition, this summary does not address any state, local or foreign tax consequences. No opinion of counsel or ruling from the Internal Revenue Service ("IRS") will be requested with respect to the U.S. federal income tax consequences of the Refinancing and, as such, there can be no assurance that the IRS will agree with the summary set forth herein.

     EACH LIMITED PARTNER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE AMENDMENTS AND THE REFINANCING, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     In general, the Code provides that an increase in a partner's share of partnership liabilities is treated as a cash contribution by such partner to the partnership with a corresponding increase in the partner's tax basis in its partnership interest. Conversely, to the extent a partner's share of partnership liabilities is reduced, such reduction is treated as a distribution of cash by the partnership to the partner with a corresponding reduction in the partner's tax basis in its partnership interest.

     As of June 30, 2000, the aggregate balance on the existing loan on The Loft Apartments was $4,307,257. The principal amount of the new loan (part of which will be used to satisfy the existing loans in full) will be $6,747,000, or $2,439,743 more than the existing loans. Each Limited Partner's adjusted tax basis in its Partnership interest will be increased by its pro rata share of such excess, or approximately $12.26 per Unit. Following the completion of the Refinancing, the Partnership anticipates making a pro rata cash distribution of approximately $2,169,652, or $10.90 per Unit. As noted above, while this cash distribution will reduce the adjusted tax basis of the Limited Partners' interests in the Partnership, a Limited Partner will not recognize taxable gain unless the cash it receives exceeds its adjusted tax basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     On October 1, 1998, Insignia Financial Group, Inc. merged into AIMCO, and on February 26, 1999, Insignia Properties Trust merged into AIMCO. As a result of these transactions, AIMCO acquired indirect ownership of the General Partner and the general partner of CCEP.

     Neither the General Partner nor any director or officer of the General Partner owns any Units. The following table sets forth certain information regarding Units of the Partnership owned by each person who is known by the Partnership to own beneficially more than 5% of the Units as of January 1, 2001.

  Name and Address* of                Amount and Nature of
    Beneficial Owner                      Direct Owner            Percent of Class
  --------------------                --------------------        ----------------

AIMCO Properties L.P.                      32,049(1)                  16.1%

Cooper River Properties, LLC               11,366(2)                  5.71%

Insignia Properties L.P.                   50,572(3)                 25.41%

Reedy River Properties, LLC                28,832(4)                 14.48%

----------

* Colorado Center, Tower Two
2000 South Colorado Boulevard, Suite 2-1000
Denver, Colorado 80222

(1) The Units may be deemed beneficially owned by AIMCO-GP, Inc. (which is the general partner of AIMCO Properties, L.P.) and AIMCO (which owns AIMCO-GP, Inc.)

(2) The Units may be deemed beneficially owned by AIMCO/IPT, Inc. and AIMCO. Cooper River Properties, LCC is wholly owned by AIMCO/IPT, Inc. and AIMCO owns AIMCO-IPT, Inc.

(3) The Units may be deemed beneficially owned by AIMCO/IPT, Inc. (which is the general partner of Insignia Properties, L.P.) and AIMCO.

(4) The Units may be deemed beneficially owned by AIMCO Properties, L.P., AIMCO-GP, Inc. and AIMCO. Reedy River Properties, LCC is a wholly owned subsidiary of AIMCO Properties, L.P.

     AIMCO and its affiliates own approximately 62.64% of the outstanding Units.


                                   CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES

                                   By: ConCap Equities, Inc.
                                       General Partner

January __, 2001

                                                                         ANNEX I

                               TEXT OF AMENDMENTS
                      TO THE LIMITED PARTNERSHIP AGREEMENT
                OF CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES

             [Note: Additions are in italics, DELETED TEXT IN BOLD]

Section 1.04(u): (u) "Surplus Funds" shall mean the Partnership's share of the net cash funds or proceeds resulting from the Partnership's receipt of (a) principal and additional interest from the Participating Note issued by the Fee Owner or (b) any funds from the sale, lease, financing or refinancing of any of the Partnership's properties, both (i) after deduction of all expenses incurred in connection therewith and (ii) less such amounts for working capital reserves as the General Partner deems reasonably necessary for future Partnership operations.

First paragraph of Section 1.05: PURPOSE OF PARTNERSHIP AND INVESTMENT OBJECTIVES. The principal purpose of the Partnership is to lend funds in return for the Participating Note with participations secured by deeds of trust on real properties (including apartment buildings, shopping centers, industrial projects, office buildings and other similar properties) as shall from time to time be acquired by the Fee Owner and which offer the potential for (i) preserving and protecting the Limited Partners' original Invested Capital; (ii) providing quarterly distributions from interest received from the Fee Owner or other sources; and (iii) providing special payments to the extent of additional interest received from such Participating Note; and to engage in any and all general business activities related to and incidental to those purposes;, including, without limitation, the acquisition, ownership, improvement, management, operation, lease, financing, refinancing, sale or exchange of any real or personal property obtained (x) in connection with the exercise of any remedy available to it under the Participating Note or the Master Loan Agreement or (y) in a transaction (a "1031 Transaction") that is intended to be a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, or any successor statute, at law or in equity (including, without limitation, those properties commonly known as The Loft Apartments in Raleigh, North Carolina and The Sterling Home and Commerce Center in Philadelphia, Pennsylvania); provided, however, that the Partnership shall not own or lease property jointly or in partnership with others, but it may transfer any such property to a single-purpose wholly-owned subsidiary.

3.   Powers and Duties of the General Partner

     The fourth sentence of Section 2.01: "The General Partner shall have the right, power and authority granted to General Partner hereunder or by law, or both, to obligate and bind the Partnership and, on behalf and in the name of the Partnership, to take such action as the General Partner deems necessary or advisable, including, without limitation, making, executing and delivering loan and other agreements;, leases, assignments and transfers and agreements to purchase, sell, exchange, lease or otherwise deal with real or personal property, escrow instructions, advances under the Participating Note, pledges, deeds of trust;, mortgages and other security agreements;, promissory notes, checks, drafts and other negotiable instruments;, and all other documents and agreements which the General Partner deems reasonable or necessary in connection with the loaning and investment of the Partnership's net proceeds resulting from the Capital Contributions received and the management thereof, including, without limitation, the acquisition, ownership, improvement, management, operation, lease, financing, refinancing, exchange or sale of any real or personal property (including the transfer of such property to a single-purpose wholly-owned subsidiary of the Partnership) obtained (i) in connection with the exercise of any remedy available to it under the Participating Note or the Master Loan Agreement or (ii) in a 1031 Transaction, at law or in equity (including, without limitation, those properties commonly known as The Loft Apartments in Raleigh, North Carolina and The Sterling Home and Commerce Center in Philadelphia, Pennsylvania)."

     The penultimate sentence of Section 2.01: The Partnership shall not be permitted to purchase real property, directly or indirectly., but it may acquire real property upon exercising any remedy under the Participating Note and the Master Note Loan Agreement or in a 1031 Transaction.